UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

June 7, 2023

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CNVS	Nasdaq Capital Market

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2023, Cineverse Corp. filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company's Fifth Amended and Restated Certificate of Incorporation (the "Reverse Split Charter Amendment"), pursuant to which the Company effected a 1-for-20 reverse stock split of the Company's Class A common stock. The reverse stock split will be effective as of 12:01 a.m. Eastern Time on June 9, 2023. The ticker symbol of the Company's Class A common stock, "CNVS", remains unchanged, except that a letter "D" has been attached to the end of it for approximately 20 trading days before it is removed. The new CUSIP number for the Class A common stock is 172406 308.

The foregoing description is qualified in its entirety by reference to the Reverse Split Charter Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

On June 8, 2023, the Company issued a press release announcing the reverse stock split, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 7, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) approved an additional extension through July 19, 2023, during which the Company may cure the previously-announced minimum bid price deficiency under Nasdaq Listing Rule 5550(a)(2).

Item 9.01	Financial Statements and Exhibits.

Exhibit No. Description

3.1	Amendment dated June 7, 2023 to Fifth Amended and Restated Certificate of Incorporation.
99.1	Press Release dated June 8, 2023 announcing reverse stock split.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 8, 2023	By:	/s/ Gary S. Loffredo
	Name:	Gary S. Loffredo
	Title:	Chief Legal Officer, Secretary and Senior Advisor